EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	State of Incorporation
1567 Media, LLC	DE
CC CV LP, LLC	DE
CCHCV LP, LLC	DE
Clear Channel Adshel, Inc.	DE
Clear Channel Airports of Georgia, Inc.	GA
Clear Channel Airports of Texas, JV	TX
Clear Channel Branded Cities, LLC	DE
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Digital, LLC	DE
Clear Channel Metra, LLC	DE
Clear Channel Outdoor Holdings Company Canada	DE
Clear Channel Outdoor, Inc.	DE
Clear Channel Peoples, LLC	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Worldwide Holdings, Inc.	NV
Clear Channel/Interstate Philadelphia, LLC	DE
Eller-PW Company, LLC	CA
Exceptional Outdoor Advertising, Inc.	FL
Get Outdoors Florida, LLC	FL
Interspace Airport Advertising International, LLC	PA
Interspace Services, Inc.	PA
Keller Booth Sumners Joint Venture	TX
Kelnic II Joint Venture	DE
Outdoor Management Services, Inc.	NV
Sunset Billboards, LLC	WA

Name	Country Of Incorporation
Adcart AB	Sweden
Adshel (Brazil) Ltda	Brazil
Adshel Ireland Limited	Ireland
Adshel Ltd.	United Kingdom
Adshel Ltda	Brazil
Adshel NI Ltd.	United Kingdom
Allied Outdoor Advertising Ltd.	United Kingdom
Arcadia Cooper Properties Ltd.	United Kingdom
Barnett And Son Ltd.	United Kingdom
Bk Studi BV	Netherlands
BPS London Ltd.	United Kingdom
BPS Ltd.	United Kingdom
C.F.D. Billboards Ltd. CAC City Advertising Company AG	United Kingdom Switzerland
Clear Channel Haidemenos Media SA	Greece
Clear Channel International BV	Netherlands
Clear Channel International Holdings BV	Netherlands
CC LP BV	Netherlands
Clear Channel Netherlands BV	Netherlands
CCO International Holdings BV	Netherlands

Name	Country Of Incorporation
CCO Ontario Holdings, Inc.	Canada
China Outdoor Media Investment (HK) Co., Ltd.	Hong Kong
China Outdoor Media Investment, Inc.	British Virgin Islands
City Lights Ltd.	United Kingdom
Clear Channel Adshel AS	Norway
Clear Channel Affitalia SRL	Italy
Clear Channel Baltics & Russia Limited	Russia
Clear Channel Baltics & Russia AB	Sweden
Clear Channel Banners Limited	United Kingdom
Clear Channel Belgium SA	Belgium
Clear Channel Brazil Holding S/A	Brazil
Clear Channel (Central) Ltd.	United Kingdom
Clear Channel Communications India Pvt Ltd	India
Clear Channel CP III BV	Netherlands
Clear Channel CP IV BV	Netherlands
Clear Channel CV	Netherlands
Clear Channel Danmark A/S	Denmark
Clear Channel Entertainment of Brazil Ltda	Brazil
Clear Channel Espana SL	Spain
Clear Channel Espectaculos SL	Spain
Clear Channel Estonia OU	Estonia
Clear Channel European Holdings SAS	France
Clear Channel Felice GmbH	Switzerland
Clear Channel France SA	France
Clear Channel Hillenaar BV	Netherlands
Clear Channel Holding AG	Switzerland
Clear Channel Holding Italia SPA	Italy
Clear Channel Holdings CV	Netherlands
Clear Channel Holdings, Ltd.	United Kingdom
Clear Channel Hong Kong Ltd.	Hong Kong
Clear Channel Outdoor Hungary KFT	Hungary
Clear Channel Ireland Ltd.	Ireland
Clear Channel Italy Outdoor SRL	Italy
Clear Channel Jolly Pubblicita SPA	Italy
Clear Channel KNR Neth Antilles NV	Netherlands Antilles
Clear Channel Latvia	Latvia
Clear Channel Lietuva	Lithuania
Clear Channel (Midlands) Ltd.	United Kingdom
Clear Channel NI Ltd.	United Kingdom
Clear Channel (Northwest) Ltd.	United Kingdom
Clear Channel Norway AS	Norway
Clear Channel Outdoor Company Canada	Canada
Clear Channel Outdoor Limited	United Kingdom
Clear Channel Outdoor Mexico SA de CV	Mexico
Clear Channel Outdoor Mexico, Operaciones SA de CV	Mexico
Clear Channel Outdoor Mexico, Servicios Administrativos, SA de CV	Mexico
Clear Channel Outdoor Mexico, Servicios Corporativos, SA de CV	Mexico
Clear Channel Outdoor Pty Ltd.	Australia

Name	Country Of Incorporation
Clear Channel Outdoor Spanish Holdings S.L.	Spain
Clear Channel Overseas Ltd.	United Kingdom
Clear Channel Pacific Pte Ltd.	Singapore
Clear Channel Plakanda Aida GmbH	Switzerland
Clear Channel Plakanda GmbH	Switzerland
Clear Channel Poland Sp ZO.o.	Poland
Clear Channel Sales AB	Sweden
Clear Channel Sao Paulo Participacoes Ltda	Brazil
Clear Channel Scotland Ltd.	Scotland
Clear Channel Singapore Pte Ltd.	Singapore
Clear Channel Smartbike	France
Clear Channel Smart Bike Italia SRL	Italy
Clear Channel Solutions Ltd.	United Kingdom
Clear Channel South America S.A.C.	Peru
Clear Channel Southwest Ltd.	United Kingdom
Clear Channel Suomi Oy	Finland
Clear Channel Sverige AB	Sweden
Clear Channel Tanitim Ve Iletisim AS	Turkey
Clear Channel UK Ltd	United Kingdom
Clear Media Limited	Bermuda
Comurben SA	Morocco
Defi Belgium	Belgium
Defi Czecia	Czech Republic
Defi Deutschland GmbH	Germany
Defi France SAS	France
Defi Group Asia	Hong Kong
Defi Group SAS	France
Defi Italia SPA	Italy
Defi Neolux	Portugal
Defi Poland SP ZO.o	Poland
Defi Hungary Kft	Hungary
Defi Russie	Russia
Defi Ukraine	Ukraine
Dolis BV	Netherlands
Eller Holding Company Cayman I	Cayman Islands
Eller Holding Company Cayman II	Cayman Islands
Eller Media Asesorias Y Comercializacion Publicitaria Ltda	Chile
Eller Media Servicios Publicitarios Ltda	Chile
Epiclove Ltd.	United Kingdom
Equipamientos Urbanos de Canarias SA	Spain
Equipamientos Urbanos Del Sur SL	Spain
Equipamientos Urbanos - Gallega de Publicidad Disseno AIE	Spain
Foxmark UK Ltd.	United Kingdom
Giganto Holding Cayman	Cayman Islands
Giganto Outdoor SA	Chile
Grosvenor Advertising Ltd.	United Kingdom
Hainan Whitehorse Advertising Media Investment Company Ltd.	China
Hillenaar Outdoor Advertising BV	Netherlands

Name	Country Of Incorporation
Hillenaar Services BV	Netherlands
Iberdefi (Espagne)	Spain
Illuminated Awnings Systems Ltd.	Ireland
Infotrak SA	Switzerland
Interpubli Werbe AG	Switzerland
Interspace Airport Advertising Australia Pty Ltd.	Australia
Interspace Costa Rica Airport Advertising SA	Costa Rica
Interspace Airport Advertising Curacao NV	Netherlands Antilles
Interspace Airport Advertising Netherlands Antilles NV	Netherlands Antilles
Interspace Airport Advertising West Indies Ltd.	West Indies
Interspace Airport Advertising New Zealand Ltd.	New Zealand
Clear Channel Romania SRL	Romania
Clear Channel Rooftop SRL	Romania
KMS Advertising Ltd.	United Kingdom
L ‘Efficience Publicitaire SA	Belgium
L & C Outdoor Ltda.	Brazil
Landimat	France
Mars Reklam Ve Producksiyon AS Maurice Stam Ltd.	Turkey United Kingdom
Metrabus	Belgium
Ming Wai Holdings Ltd.	British Virgin Islands
More O’Ferrall Adshel Ltd.	United Kingdom
More Communications Ltd.	United Kingdom
More Media Ltd.	United Kingdom
More O'Ferrall Ltd.	United Kingdom
More O'Ferrall Ireland Ltd.	Ireland
Morebus Ltd.	United Kingdom
Multimark Ltd.	United Kingdom
Nitelites (Ireland) Ltd.	Ireland
Adshel Mexico	Mexico
Outdoor Advertising BV	Netherlands
Outdoor International Holdings BV	Netherlands
Outstanding Media I Stockholm AB	Sweden
Overtop Services SRL	Romania
Paneles Napsa. S.A.	Peru
Parkin Advertising Ltd.	United Kingdom
Plakanda Awi AG	Switzerland
Plakanda GmbH	Switzerland
Plakanda Management AG	Switzerland
Plakanda Ofex AG	Switzerland
Plakatron AG	Switzerland
Postermobile Advertising Ltd.	United Kingdom
Postermobile PLC.	United Kingdom
Premium Holdings Ltd.	United Kingdom
Premium Outdoor Ltd.	United Kingdom
Procom Publicidade via Publica Ltda	Chile
PTKC Rotterdam BV	Netherlands
Pubbli A SPA	Italy
Publicidade Klimes Sao Paulo Ltda	Brazil

Name	Country Of Incorporation
Pubblicita Zangari SRL	Italy
Q Panel SRL	Romania
Racklight SA de CV	Mexico
Regentfile Ltd.	United Kingdom
Rockbox Ltd.	United Kingdom
Signways Ltd.	United Kingdom
Simon Outdoor Ltd.	Russia
Sites International Ltd. Super Signs Ltd. Supersigns Polska SP ZO.o.	United Kingdom Bahamas Poland
Taxi Media Holdings Ltd.	United Kingdom
Taxi Media Ltd.	United Kingdom
Team Relay Ltd.	United Kingdom
The Canton Property Investment Co. Ltd.	United Kingdom
The Kildoon Property Co. Ltd.	United Kingdom
Torpix Ltd.	United Kingdom
Town & City Posters Advertising. Ltd.	United Kingdom
Tracemotion Ltd.	United Kingdom
Trainer Advertising Ltd.	United Kingdom
Urban Media SA Upright Sprl	Belgium Belgium
Vision Posters Ltd.	United Kingdom
Williams Display Excellence AB	Sweden

Adshel Street Furniture Pty Ltd.

Citysites Outdoor Advertising (West Australia) Pty Ltd.

Adshel New Zealand Ltd.

Citysites Outdoor Advertising (South Australia) Pty Ltd.

Citysites Outdoor Advertising (Albert) Pty Ltd.

Street Furniture (NSW) Pty Ltd.

Urban Design Furniture Pty Ltd.

Citysites Outdoor Advertising Pty Ltd.

Perth Sign Company Pty Ltd.

Phillips Neon Pty Ltd.

Shelter Advertising Pty Ltd

CR Phillips Investments Pty Ltd.

Phillips Finance Pty Ltd.

Australia Australia New Zealand Australia Australia Australia Australia Australia Australia Australia Australia Australia Australia